EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2014-LC16 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Situs Holdings, LLC, as Trust Advisor, CoreLogic Solutions, LLC., as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Rialto Capital Advisors, LLC, as Special Servicer for the JL Holdings-Burger King Portfolio-90 Mortgage Loan, U.S. Bank National Association, as Trustee for the JL Holdings-Burger King Portfolio-90 Mortgage Loan prior to October 17, 2022, U.S. Bank Trust Company, National Association, as Trustee for the JL Holdings-Burger King Portfolio-90 Mortgage Loan on and after October 17, 2022, Park Bridge Lender Services LLC, as Operating Advisor for the JL Holdings-Burger King Portfolio-90 Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the JL Holdings-Burger King Portfolio-90 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the JL Holdings-Burger King Portfolio-90 Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Woodbridge Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Woodbridge Center Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the Woodbridge Center Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Woodbridge Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Woodbridge Center Mortgage Loan, KeyBank National Association, as Primary Servicer for the Pacific Design Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Pacific Design Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Pacific Design Center Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Oak Court Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Oak Court Mall Mortgage Loan, Trimont Real Estate Advisors, LLC (f/k/a TriMont Real Estate Advisors, Inc.), as Trust Advisor for the Oak Court Mall Mortgage Loan prior to October 7, 2022, BellOak, LLC, as Trust Advisor for the Oak Court Mall Mortgage Loan on and after October 7, 2022, CoreLogic Solutions, LLC., as Servicing Function Participant for the Oak Court Mall Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Oak Court Mall Mortgage Loan.

Dated: March 17, 2023

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)